Exhibit 99.1

Media Contact:

Kurt Jaeckel, Kodak, +1 585-490-8646, kurt.jaeckel@kodak.com

Investor Contact:

Denisse Goldbarg, Kodak, +1 585-724-4053, shareholderservices@kodak.com

Kodak Reports Fourth-Quarter and Full-Year 2025 Financial Results

Company Achieved Revenue Growth for the Quarter and the Full Year

Company Achieved Significant Full-Year Improvements in Gross Profit and Operational EBITDA

Year-End Cash Balance of $337 Million, an Increase of $136 Million for the Year

Key Print and AM&C Businesses Achieved Full-Year Increases in Operational EBITDA

ROCHESTER, N.Y., March 12, 2026 – Eastman Kodak Company (NYSE: KODK) today reported financial results for the fourth quarter and full year 2025.

Fourth quarter 2025 highlights include:

•
Consolidated revenues of $290 million, compared with $266 million for Q4 2024, an increase of $24 million or 9 percent
o
Advanced Materials & Chemicals (AM&C) revenues were $85 million, compared with $68 million for Q4 2024, an increase of $17 million or 25 percent
o
Print revenues were $195 million, compared with $187 million for Q4 2024, an increase of $8 million or 4 percent
•
Gross profit of $67 million, compared with $51 million for Q4 2024, an increase of $16 million or 31 percent
•
Gross profit percentage of 23 percent, compared with 19 percent for Q4 2024, an increase of 4 percentage points
•
GAAP net loss of $108 million, compared with net income of $26 million for Q4 2024, a decrease of $134 million
•
Operational EBITDA of $22 million, compared with $9 million for Q4 2024, an increase of $13 million or 144 percent

Kodak Reports Fourth-Quarter and Full-Year 2025 Financial Results Page 2

Full year 2025 highlights include:

•
Consolidated revenues of $1.069 billion, compared with $1.043 billion for the full year 2024, an increase of $26 million or 2 percent
o
AM&C revenues were $316 million, compared with $271 million for the full year 2024, an increase of $45 million or 17 percent
o
Print revenues were $715 million, compared with $737 million for the full year 2024, a decrease of $22 million or 3 percent
•
Gross profit of $232 million, compared with $203 million for the full year 2024, an increase of $29 million or 14 percent
•
Gross profit percentage of 22 percent, compared with 19 percent for the prior year, an increase of 3 percentage points
•
GAAP net loss of $128 million, compared with GAAP net income of $102 million for the full year 2024, a decrease of $230 million
•
Operational EBITDA of $62 million, compared with $26 million for the full year 2024, an increase of $36 million or 138 percent
•
A year-end cash balance of $337 million, compared with $201 million on December 31, 2024, an increase of $136 million
•
Cash flow from operations increased $487 million for the full year 2025 compared to the full year 2024

“Kodak ended 2025 with a strong fourth quarter, which has created a foundation for growth in 2026,” said Jim Continenza, Kodak’s Executive Chairman and CEO. “We continue to execute the long-term plan we began in 2019, which focuses on de-levering the company while continuing to invest in our infrastructure and new product innovation. Those investments are now paying dividends. Today Kodak has a stronger balance sheet than we’ve had in years, and we have reduced our annual interest expense by approximately $40 million. Our print business has launched 14 new products in the past few years, and our AM&C unit has introduced a range of still films and developed a number of growth initiatives in promising new businesses. We have updated our internal IT and reporting systems which allow us to streamline processes, reduce operating expenses and better serve our customers. I am optimistic about taking the next step by operating and selling our way to sustainable growth.“

For the full year ended December 31, 2025, revenues were $1.069 billion, an increase of $26 million or 2 percent compared to the same period in 2024. Adjusting for the favorable impact of foreign exchange of $11 million, revenues increased by $15 million, or 1 percent compared to the prior year.

Kodak Reports Fourth-Quarter and Full-Year 2025 Financial Results Page 3

GAAP net loss was $128 million for the full year 2025, compared to GAAP net income of $102 million in 2024, a decrease of $230 million. The decline in net income was primarily due to the non-recurring impact of the Kodak Retirement Income Plan ("KRIP") termination and excise tax paid on the reversion of assets to the Company. Operational EBITDA for the year ended December 31, 2025, was $62 million, compared to $26 million in 2024, an increase of $36 million or 138 percent. The increase in Operational EBITDA was primarily driven by improved pricing, operational efficiencies and lower spend on investments in organizational structure, lower inventory reserve adjustments in Electrophotographic Printing Solutions ("EPS") compared to the prior year and favorable foreign currency fluctuations. These favorable impacts were partially offset by higher manufacturing and aluminum costs.

Kodak ended the year with a cash balance of $337 million, an increase of $136 million from December 31, 2024. The increase was primarily due to the net impact of the KRIP termination and reversion of assets to the Company of $153 million.

##

Kodak Reports Fourth-Quarter and Full-Year 2025 Financial Results Page 4

Revenue and Operational EBITDA by Reportable Segment Q4 2025 vs. Q4 2024

(in millions)
Q4 2025 Actuals	Print	Advanced Materials & Chemicals	Brand	Total
Revenue	$195	$85	$7	$287
Operational EBITDA *	$8	$8	$6	$22

Q4 2024 Actuals	Print	Advanced Materials & Chemicals	Brand	Total
Revenue	$187	$68	$7	$262
Operational EBITDA *	$1	$2	$6	$9

Q4 2025 vs. Q4 2024 Actuals B(W)	Print	Advanced Materials & Chemicals	Brand	Total
Revenue	$8	$17	$-	$25
Operational EBITDA *	$7	$6	$-	$13

Q4 2025 Actuals on constant currency ** vs. Q4 2024 Actuals B(W)	Print	Advanced Materials & Chemicals	Brand	Total
Revenue	$3	$17	$-	$20
Operational EBITDA *	$7	$6	$-	$13

Revenue and Operational EBITDA by Reportable Segment FY 2025 vs. FY 2024

(in millions)
FY 2025 Actuals	Print	Advanced Materials & Chemicals	Brand	Total
Revenue	$715	$316	$23	$1,054
Operational EBITDA *	$3	$39	$20	$62

FY 2024 Actuals	Print	Advanced Materials & Chemicals	Brand	Total
Revenue	$737	$271	$20	$1,028
Operational EBITDA *	$(8)	$17	$17	$26

FY 2025 vs. FY 2024 Actuals B(W)	Print	Advanced Materials & Chemicals	Brand	Total
Revenue	$(22)	$45	$3	$26
Operational EBITDA *	$11	$22	$3	$36

FY 2025 Actuals on constant currency ** vs. FY 2024 Actuals B(W)	Print	Advanced Materials & Chemicals	Brand	Total
Revenue	$(32)	$44	$3	$15
Operational EBITDA *	$11	$21	$3	$35

* Total Operational EBITDA is a non-GAAP financial measure. The reconciliation between GAAP and non-GAAP measures is provided in Appendix A of this press release.

Kodak Reports Fourth-Quarter and Full-Year 2025 Financial Results Page 5

** The impact of foreign exchange represents the foreign exchange impact using average foreign exchange rates for the three or twelve months ended December 31, 2024, rather than the actual average exchange rates in effect for the three or twelve months ended December 31, 2025. Foreign exchange did not impact Operational EBITDA in the fourth quarter for 2025.

Eastman Business Park segment is not a reportable segment and is excluded from the tables above.

About Kodak

Kodak (NYSE: KODK) is a leading global manufacturer focused on commercial print and advanced materials & chemicals. With 79,000 worldwide patents earned over 130 years of R&D, we believe in the power of technology and science to enhance what the world sees and creates. Our innovative, award-winning products, combined with our customer-first approach, make us the partner of choice for commercial printers worldwide. Kodak is committed to environmental stewardship, including industry leadership in developing sustainable solutions for print. For additional information on Kodak, visit us at kodak.com, or follow us on X @Kodak and LinkedIn.

Cautionary Statement Regarding Forward-Looking Statements

This press release includes “forward-looking statements” as that term is defined under the Private Securities Litigation Reform Act of 1995.

Forward-looking statements include statements concerning Kodak’s plans, objectives, goals, strategies, future events, future revenue or performance, capital expenditures, liquidity, investments, financing needs and business trends and other information that is not historical information. When used in this press release, the words “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “predicts,” “forecasts,” “strategy,” “continues,” “goals,” “targets” or future or conditional verbs, such as “will,” “should,” “could,” or “may,” and similar words and expressions, as well as statements that do not relate strictly to historical or current facts, are intended to identify forward-looking statements. All forward-looking statements, including management’s examination of historical operating trends and data, are based upon Kodak’s current expectations and assumptions. Forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results or outcomes, or timing of actual results or outcomes, to differ materially from historical results or those expressed in or implied by such forward-looking statements.

Important factors that could cause actual events, results or outcomes, or their timing, to differ materially from the forward-looking statements include, among others, the risks and uncertainties described in more detail in Kodak’s Annual Report on Form 10-K for the year ended December 31, 2025 under the headings “Business,” “Risk Factors,” “Legal Proceedings,” and/or “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources” and in other filings Kodak makes with the U.S. Securities and Exchange Commission from time to time, as well as the following: Kodak’s ability to improve and sustain its operating structure, cash flow, profitability and other financial results; Kodak’s ability to achieve strategic objectives, cash forecasts, financial projections, and projected growth; Kodak’s ability to achieve the financial and operational results contained in its business plans; changes in commodity prices, tariff rates, foreign currency exchange rates and interest rates; Kodak’s ability to obtain additional or alternate financing if and as needed, Kodak’s continued ability to manage world-wide cash through intercompany loans, distributions and other mechanisms, and Kodak’s ability to provide or facilitate financing for its customers; Kodak’s ability

Kodak Reports Fourth-Quarter and Full-Year 2025 Financial Results Page 6

to fund continued investments, capital needs and collateral requirements and service its debt and Series B Preferred Stock; the impact of the global economic environment, including inflationary pressures, geopolitical issues, changes in trade policies, including tariffs or other trade restrictions or the threat of such actions, medical epidemics and Kodak’s ability to effectively mitigate or recoup the associated increased costs of aluminum, silver and other raw materials, energy, labor, shipping, delays in shipment and production times, and fluctuations in demand; Kodak’s ability to effectively compete with large, well-financed industry participants or with competitors whose cost structure is lower than Kodak’s; the performance by third parties of their obligations to supply products, components or services to Kodak and Kodak’s ability to address supply chain disruptions and continue to obtain raw materials and components available from single or limited sources of supply, which may be adversely affected by geopolitical issues, changes in trade policies, including tariffs or other trade restrictions or the threat of such actions, and commodity supply constraints; Kodak’s ability to effectively anticipate technology and industry trends, including related to artificial intelligence (AI), and develop and market new products, solutions and technologies, including products based on its technology and expertise that relate to industries in which it does not currently conduct material business; Kodak’s ability to effect strategic transactions, such as investments, acquisitions, strategic alliances, divestitures and similar transactions, or to achieve the benefits sought to be achieved from such strategic transactions; Kodak’s ability to comply with the covenants in its various credit facilities; Kodak’s continued ability to manage, defend and resolve a variety of current and legacy claims without incurring material losses or disruptions to its business and to bear the costs associated with such claims; Kodak’s ability to discontinue, sell or spin-off certain non-core businesses or operations, or otherwise monetize assets; and the potential impact of force majeure events, cyber‐attacks or other data security incidents or information technology (IT) outages that could disrupt or otherwise harm Kodak’s operations.

Future events and other factors may cause Kodak’s actual results or outcomes to differ materially from the forward-looking statements. All forward-looking statements attributable to Kodak or persons acting on its behalf apply only as of the date of this press release and are expressly qualified in their entirety by the cautionary statements included or referenced in this press release. Kodak undertakes no obligation to update or revise forward-looking statements to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events, except as required by law.

APPENDICES

In this fourth quarter and full year 2025 financial results news release, reference is made to the following non-GAAP financial measures:

•
Operational EBITDA; and
•
Revenues and Operational EBITDA on a constant currency basis.

Kodak believes that these non-GAAP measures represent important internal measures of performance as used by management. Accordingly, where they are provided, it is to give investors the same financial data management uses with the belief that this information will assist the investment community in properly assessing the underlying performance of Kodak, its financial condition, results of operations and cash flow.

The change in revenues and Operational EBITDA on a constant currency basis, as presented in this financial results news release, is calculated using average foreign exchange rates for the three or twelve

Kodak Reports Fourth-Quarter and Full-Year 2025 Financial Results Page 7

months ended December 31, 2024, rather than the actual average exchange rates in effect for the three or twelve months ended December 31, 2025.

Kodak’s segment measure of profit and loss is an adjusted earnings before interest, taxes, depreciation and amortization (“Operational EBITDA”). Operational EBITDA represents the consolidated (loss) earnings from continuing operations excluding the provision for income taxes; non-service cost components of pension and other postemployment benefits income; depreciation and amortization expense; restructuring costs and other; stock-based compensation expense; consulting and other costs; idle costs; interest expense; loss on early extinguishment of debt; other operating expense (income); and other charges (income), net.

The following table reconciles the most directly comparable GAAP measure of Net (Loss) Income to Operational EBITDA for the three months ended December 31, 2025 and 2024, respectively:

(in millions)	Q4 2025	Q4 2024	$Change	% Change
Net (Loss) Income	$(108)	$26	$(134)	(515%)
All other	(1)	—	(1)
Depreciation and amortization	8	7	1
Restructuring costs and other	9	2	7
Stock based compensation	1	1	—
Idle costs (2)	2	1	1
Other operating expense, net (3)	4	6	(2)
Interest expense (3)	15	15	—
Pension income excluding service cost component (3)	(74)	(49)	(25)
Loss on early extinguishment of debt (3)	7	—	7
Other charges (income), net (3)	150	(1)	151
Provision for income taxes (3)	9	1	8
Operational EBITDA	$22	$9	$13	144%

The following table reconciles the most directly comparable GAAP measure of Net (Loss) Income to Operational EBITDA and Operational EBITDA on a constant currency basis for the twelve months ended December 31, 2025 and 2024, respectively:

(in millions)	FY 2025	FY 2024	$Change	% Change
Net (Loss) Income	$(128)	$102	$(230)	(225%)
All other	(2)	(2)	—
Depreciation and amortization	29	28	1
Restructuring costs and other	21	8	13
Stock based compensation	5	6	(1)
Consulting and other costs (1)	—	1	(1)
Idle costs (2)	5	2	3
Other operating expense (income), net (3)	4	(10)	14
Interest expense (3)	62	59	3
Pension income excluding service cost component (3)	(128)	(173)	45
Loss on early extinguishment of debt (3)	7	—	7
Other charges (income), net (3)	171	(3)	174
Provision for income taxes (3)	16	8	8
Operational EBITDA	$62	$26	$36	138%
Impact of foreign exchange (4)	(1)	—	(1)
Operational EBITDA on a constant currency basis	$61	$26	$35	135%

Footnote Explanations:

Kodak Reports Fourth-Quarter and Full-Year 2025 Financial Results Page 8

(1)
Consulting and other costs are professional services and internal costs associated with corporate strategic initiatives and litigation. Consulting and other costs included $1 million of income in the year ended December 31, 2025, representing insurance reimbursement of legal costs previously paid by the Company associated with investigations and litigation matters.
(2)
Consists of third-party costs such as security, maintenance, and utilities required to maintain land and buildings in certain locations not used in any Kodak operations and the costs, net of any rental income received, of underutilized portions of certain properties.
(3)
As reported in the Consolidated Statement of Operations.
(4)
The impact of foreign exchange is calculated by using average foreign exchange rates for the twelve months ended December 31, 2024, rather than the actual average exchange rates in effect for the twelve months ended December 31, 2025.

Kodak Reports Fourth-Quarter and Full-Year 2025 Financial Results Page 9

A.
FINANCIAL STATEMENTS

Eastman Kodak Company

Consolidated Statement of Operations (Unaudited)

(in millions)	Three Months Ended
	December 31,
	2025	2024
Revenues
Sales	$252	$228
Services	38	38
Total net revenues	290	266
Cost of revenues
Sales	198	186
Services	25	29
Total cost of revenues	223	215
Gross profit	67	51
Selling, general and administrative expenses	47	43
Research and development costs	8	8
Restructuring costs and other	9	2
Other operating expense, net	4	6
Loss from continuing operations before interest expense, pension income excluding service cost component, loss on early extinguishment of debt, other charges (income), net and income taxes	(1)	(8)
Interest expense	15	15
Pension income excluding service cost component	(74)	(49)
Loss on early extinguishment of debt	7	—
Other charges (income), net	150	(1)
(Loss) earnings from continuing operations before income taxes	(99)	27
Provision for income taxes	9	1
NET (LOSS) EARNINGS	$(108)	$26

Kodak Reports Fourth-Quarter and Full-Year 2025 Financial Results Page 10

Eastman Kodak Company

Consolidated Statement of Cash Flows (Unaudited)

	Three Months Ended
	December 31,
(in millions)	2025	2024

Cash flows from operating activities:
Net (loss) earnings	$(108)	$26
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization	8	7
Pension and other postretirement income	(1)	(44)
Gain on settlement of Kodak Retirement Income Plan	(66)	—
Asset impairments	3	4
Paid-in-kind interest expense	—	6
Stock based compensation	1	1
Non-cash changes in workers' compensation and other employee benefit reserves	(1)	(3)
Loss on early extinguishment of debt	7	—
Cash proceeds received from reversion of assets from Kodak Retirement Income Plan	618	—
Provision (benefit) from deferred income taxes	2	(1)
Increase in trade receivables	—	(1)
(Increase) decrease in miscellaneous receivables	(1)	7
Decrease in inventories	18	18
Decrease in trade accounts payable	(1)	(2)
Increase (decrease) in liabilities excluding borrowings and trade payables	11	(7)
Other items, net	(1)	(7)
Total adjustments	597	(22)
Net cash provided by operating activities	489	4

Cash flows from investing activities:
Additions to properties	(6)	(17)
Net cash used in investing activities	(6)	(17)

Cash flows from financing activities:
Repayment of Amended and Restated Term Loan Agreement	(306)	—
Preferred stock cash dividend payments	—	(1)
Treasury stock purchases	(5)	—
Finance lease payments	—	(1)
Net cash used in financing activities	(311)	(2)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(1)	(6)
Net increase (decrease) in cash, cash equivalents and restricted cash	171	(21)
Cash, cash equivalents and restricted cash, beginning of period	271	322
Cash, cash equivalents and restricted cash, end of period	$442	$301

Non-cash investing item:
Reversion of KRIP non-cash investment assets to Kodak	$148	—

Kodak Reports Fourth-Quarter and Full-Year 2025 Financial Results Page 11

Eastman Kodak Company

Consolidated Statement of Operations

(in millions, except per share data)	Year Ended December 31,
	2025	2024
Revenues
Sales	$917	$882
Services	152	161
Total net revenues	1,069	1,043
Cost of revenues
Sales	730	720
Services	107	120
Total cost of revenues	837	840
Gross profit	232	203
Selling, general and administrative expenses	174	179
Research and development costs	33	33
Restructuring costs and other	21	8
Other operating expense (income), net	4	(10)
Loss from continuing operations before interest expense, pension income excluding service cost component, loss on early extinguishment of debt, other charges (income), net and income taxes	—	(7)
Interest expense	62	59
Pension income excluding service cost component	(128)	(173)
Loss on early extinguishment of debt	7	—
Other charges (income), net	171	(3)
(Loss) earnings from continuing operations before income taxes	(112)	110
Provision for income taxes	16	8
NET (LOSS) EARNINGS	$(128)	$102

Basic (loss) earnings per share attributable to Eastman Kodak Company common shareholders	$(1.78)	$0.97

Diluted (loss) earnings per share attributable to Eastman Kodak Company common shareholders	$(1.78)	$0.90

Number of common shares used in basic and diluted (loss) earnings per share:
Basic	87.0	80.1
Diluted	87.0	92.3

The notes accompanying the financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 are an integral part of these consolidated financial statements

Kodak Reports Fourth-Quarter and Full-Year 2025 Financial Results Page 12

Eastman Kodak Company

Consolidated Statement of Financial Position

(in millions, except per share data)

	As of December 31,
	2025	2024
ASSETS
Cash and cash equivalents	$337	$201
Trade receivables, net of allowances of $7 in both periods	145	138
Inventories, net	218	219
Other current assets	141	37
Total current assets	841	595
Property, plant and equipment, net	191	189
Goodwill	12	12
Intangible assets, net	17	20
Operating lease right-of-use assets	37	27
Restricted cash	96	92
Pension and other postretirement assets	302	989
Other long-term assets	121	77
TOTAL ASSETS	$1,617	$2,001

LIABILITIES, REDEEMABLE, CONVERTIBLE PREFERRED STOCK AND EQUITY
Accounts payable, trade	$101	$120
Short-term borrowings and current portion of long-term debt	1	1
Current portion of operating leases	11	11
Other current liabilities	155	129
Total current liabilities	268	261
Long-term debt, net of current portion	208	466
Pension and other postretirement liabilities	191	197
Operating leases, net of current portion	30	21
Other long-term liabilities	207	197
Total liabilities	904	1,142

Commitments and contingencies (Note 12)

Redeemable, convertible preferred stock, no par value, $100 per share liquidation preference	99	218

Equity
Common stock, $0.01 par value	1	—
Additional paid in capital	1,278	1,150
Treasury stock, at cost	(26)	(12)
Accumulated deficit	(521)	(393)
Accumulated other comprehensive loss	(118)	(104)
Total equity	614	641
TOTAL LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND EQUITY	$1,617	$2,001

The notes accompanying the financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 are an integral part of these consolidated financial statements.

Kodak Reports Fourth-Quarter and Full-Year 2025 Financial Results Page 13

Eastman Kodak Company

Consolidated Statement of Cash Flows

	Year Ended December 31,
(in millions)	2025	2024
Cash flows from operating activities:
Net (loss) earnings	$(128)	$102
Adjustments to reconcile to net cash provided by (used in) operating activities:
Depreciation and amortization	29	28
Pension and other postretirement income	(43)	(155)
Gain on settlement of Kodak Retirement Income Plan	(66)	—
Asset impairments	24	4
Paid-in-kind interest expense	36	23
Stock based compensation	5	6
Non-cash changes in workers' compensation and other employee benefit reserves	(1)	(2)
Net gain on sales of assets	—	(17)
Loss on early extinguishment of debt	7	—
Cash proceeds received from reversion of assets from Kodak Retirement Income Plan	618	—
Provision (benefit) from deferred income taxes	3	(1)
Decrease in trade receivables	—	51
Decrease in miscellaneous receivables	1	1
Decrease (increase) in inventories	6	(7)
Decrease in trade accounts payable	(16)	(3)
Decrease in liabilities excluding borrowings and trade payables	(11)	(46)
Other items, net	16	9
Total adjustments	608	(109)
Net cash provided by (used in) operating activities	480	(7)

Cash flows from investing activities:
Additions to properties	(34)	(56)
Net proceeds from sales of assets	5	17
Net cash used in investing activities	(29)	(39)

Cash flows from financing activities:
Net proceeds from ATM equity offering program	1	—
Repayment of Amended and Restated Term Loan Agreement	(306)	(17)
Preferred stock cash dividend payments	(2)	(4)
Treasury stock purchases	(7)	(1)
Finance lease payments	—	(1)
Net cash used in financing activities	(314)	(23)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	4	(7)
Net increase (decrease) in cash, cash equivalents and restricted cash	141	(76)
Cash, cash equivalents and restricted cash, beginning of period	301	377
Cash, cash equivalents and restricted cash, end of period	$442	$301

Non-cash investing and financing items:
Non-cash investing activities:
Reversion of KRIP non-cash investment assets to Kodak	$148	$—
Non-cash financing activities:
Series C preferred stock exchange to common stock	$124	$—

The notes accompanying the financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 are an integral part of these consolidated financial statements.